UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 15, 2006

AURIGA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

5555 Triangle Parkway, Suite 300
Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

(678) 282-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01      Entry Into a Material Definitive Agreement.

        The information regarding the amendment of the First Warrant (as defined below) included under Item 1.02 below is incorporated herein by reference.

Item 1.02      Termination of a Material Definitive Agreement.

        In reference to that certain Letter of Engagement dated April 12, 2006 entered into between Auriga Laboratories, Inc., a Delaware corporation (the “Company”), and Trilogy Capital Partners, Inc. (“Trilogy”), Trilogy agreed to provide certain investor relation and related consulting services to the Company (the “Engagement”). On November 15, 2006, the Company and Trilogy entered into that certain Amendment to Warrant and Termination of Warrant (the “Agreement”), which provides for the termination of the Engagement, effective as of November 1, 2006, due to various disagreements concerning the performance of Trilogy’s services. The Agreement also provides for the release of all claims either party may have against the other in connection with the Engagement.

        In addition to the termination of the Engagement, the Agreement also provides for the:

•	Amendment of that certain warrant issued on April 12, 2006 that entitled Trilogy to purchase (on an as-converted basis) 2,000,917 shares of common stock of the Company (the “First Warrant”); and

•	Termination of that certain warrant issued on April 12, 2006 that entitled Trilogy to purchase (on an as-converted basis) 500,229 shares of common stock of the Company (the “Second Warrant”).

        The Second Warrant was cancelled as of the effective date of the Agreement. The First Warrant was amended so as to allow Trilogy to purchase only 250,000 shares of common stock of the Company. None of the other terms of the First Warrant were changed by the Agreement.

        The foregoing description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such document filed herewith.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit Number	Document

10.1	Amendment to Warrant and Termination of Warrant dated as of November 15, 2006 entered into between Auriga Laboratories, Inc. and Trilogy Capital Partners, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIGA LABORATORIES, INC.
Date: November 16, 2006	By: /s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer

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